UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2022

NATIONAL BANKSHARES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Hubbard Street
Blacksburg, VA 24060
(Address of principal executive offices)

(540) 951-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NKSH	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events

On April 25, 2022, the Company sent a postcard, attached hereto as Exhibit 99.1, to shareholders of record located in or near the Company’s market area to remind them that the Company’s Annual Meeting to be held May 10, 2022 at 3:00 P.M. ET will be held in-person at a new location in Blacksburg, Virginia (The Inn at Virginia Tech). The Company believed this reminder communication was necessary because the 2020 and 2021 Annual Meetings were held virtually due to the COVID-19 pandemic requirements and guidance.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Annual Meeting Attendance Postcard, dated April 25, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date:	April 25, 2022

By:	/s/ F. Brad Denardo
F. Brad Denardo
Chairman, President & CEO

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